SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                              (Amendment No.     )

          Filed by the Registrant     [X]
          Filed by a Party other than the Registrant     [ ]

          Check the appropriate box:
          [ ]  Preliminary  Proxy  Statement

          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

          [X]  Definitive  Proxy  Statement

          [ ]  Definitive  Additional  Materials

          [ ]  Soliciting Material Pursuant to ' 240.14a-11(c) or ' 240.14a-12

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:
          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:
          ----------------------------------------------------------------------

     5)   Total fee paid:
          ----------------------------------------------------------------------



[ ]  Fee  paid  previously  with  preliminary  materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:
          ----------------------------------------------------------------------

     3)   Filing Party:
          ----------------------------------------------------------------------

     4)   Date Filed:
          ----------------------------------------------------------------------

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                            11615 N. HOUSTON ROSSLYN
                              HOUSTON, TEXAS 77086

                                                                   July 10, 2003

Dear  Stockholder:

     You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Boots & Coots International Well Control, Inc. (the "Company") to be held at 10:00 a.m., on August 19, 2003, at the Crown Plaza Brookhollow located at 12801 Northwest Freeway, Houston, Texas 77040.

     At the 2003 Annual Meeting, you will be asked (i) to elect one Class I director to serve for a term of one year, one Class II director to serve for a term of two years, and one Class III Director to serve for a term of three years. You will be asked to elect a director from each of the Company's three classes because the Company did not hold an annual meeting in 2002 and some directors have resigned since the Company's last annual meeting was held. At the 2003 Annual Meeting, you will also be asked to approve an amendment to the Company's Amended and Restated Certificate of Incorporation effecting a one-for-four reverse stock split of our common stock. The board of directors recommends that you vote FOR these proposals.

     Details regarding the matters to be acted upon at the 2003 Annual Meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

     If you are a stockholder of record, please vote by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope at your earliest convenience. It is important that your shares be voted whether or not you attend the 2003 Annual Meeting in person. If you attend the 2003 Annual Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.



     Very  truly  yours,


     /s/  K.  Kirk  Krist                         /s/  Jerry  L.  Winchester
     --------------------                         --------------------------
     K.  Kirk  Krist                              Jerry  L.  Winchester
     Chairman                                     Chief  Executive  Officer

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                            11615 N. HOUSTON ROSSLYN
                              HOUSTON, TEXAS 77086
                       __________________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 19, 2003

To  the  Stockholders  of  Boots  &  Coots  International  Well  Control,  Inc.:

     The Annual Meeting of Stockholders of Boots & Coots International Well Control, Inc., a Delaware corporation, will be held on August 19, 2003, at 10:00 a.m., local time, at the Crown Plaza Brookhollow located at 12801 Northwest Freeway, Houston, Texas 77040, for the following purposes:

     1. To elect one Class I director for a term of one year, one Class II director for a term of two years and one Class III director to serve for a term of three years or until their respective successors are elected and qualified.

     2. To approve an amendment to Boots & Coots International Well Control, Inc.'s Amended and Restated Certificate of Incorporation effecting a one-for-four reverse split of the Company's common stock.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on July 3, 2003, are entitled to notice of and to vote at the meeting.

                                        By Order of the Board of Directors,



                                        /s/ Brian Keith
                                        --------------------------------
                                        Brian Keith, Corporate Secretary

July  10,  2003


--------------------------------------------------------------------------------
     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY
WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.
--------------------------------------------------------------------------------

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                            11615 N. HOUSTON ROSSLYN
                              HOUSTON, TEXAS 77086

                                 PROXY STATEMENT

                       For Annual Meeting of Stockholders
                          To be Held on August 19, 2003

                                     GENERAL

     The board of directors of Boots & Coots International Well Control, Inc. (the "Company") is soliciting the accompanying proxy for use at the 2003 Annual Meeting of Stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. This proxy statement and the accompanying proxy is dated July 10, 2003 and is first being mailed to stockholders on or about July 14, 2003.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telecopy by the officers, directors and employees of the Company and who will receive no special compensation for these activities. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their expenses.

PROXIES

     Shares represented by a proxy in the accompanying form, duly signed, dated and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is given, the shares will be voted FOR the election of the nominees for directors named in the accompanying form of proxy, FOR approving an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-four reverse split of the Company's common stock, and will also be voted on any other proposals that may come before the meeting in accordance with the judgment of the persons named in the proxy. Any stockholder returning a proxy may revoke it at any time before it has been exercised by giving written notice of such revocation to the Secretary of the Company, by filing with the Company a proxy bearing a subsequent date, or by voting in person at the meeting.

VOTING  PROCEDURES  AND  TABULATION

     The Company will appoint one or more inspectors of election to act at the 2003 Annual Meeting and to make a written report of the 2003 Annual Meeting. Prior to or during the 2003 Annual Meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of the shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.

     The inspectors will tabulate the number of votes cast for or withheld as to the vote on each nominee for director and will tabulate the number of votes cast for, against or withheld as to the vote to amend the Company's Amended and Restated Certificate of Incorporation to effect the one-for-four reverse split of the Company's common stock. Under Delaware law and the Company's Amended and Restated Certificate of Incorporation and Bylaws, abstentions and broker non-votes will have no effect on the voting on the election of directors, provided a quorum is present, because directors are elected by a plurality of the shares of stock present in person or by proxy at the meeting and entitled to vote. For all proposals other than the election of directors, the affirmative vote of a majority of the shares of common stock and represented in person or by proxy at a meeting of stockholders at which a quorum is present is required. A broker non-vote or other limited proxy as to a proposal voted on at the meeting will be counted towards a meeting quorum, but cannot be voted on the proposal and therefore will not be considered a part of the voting power with respect to the proposal.

                                VOTING SECURITIES

     Only the holders of record of common stock, par value $0.00001 per share ("Common Stock"), at the close of business on July 3, 2003, the record date for the meeting, are entitled to vote on the election of directors at the meeting. For matters other than the election of directors, the holders of Preferred Stock are entitled to vote together with the holders of Common Stock, voting together as a single class. On the record date, there were 99,721,154 shares of Common Stock outstanding and entitled to be voted at the meeting. A majority of the shares of Common Stock, present in person or by proxy, is necessary to constitute a quorum. Each share of Common Stock and Preferred Stock is entitled to one vote.

                        PROPOSAL I: ELECTION OF DIRECTORS

     The business and affairs of the Company are managed by the board of directors, which exercises all corporate powers of the Company and establishes broad corporate policies. The Certificate of Incorporation of the Company provides that the entire board of directors shall be not less than three nor more than nine, with the then authorized number of directors being fixed from time to time solely by or pursuant to a resolution passed by the board of directors. The size of the board of directors is currently fixed at three members. Thomas L. Easley, E. J. Dipaolo, Tracy S. Turner, and Brian Krause have resigned from the board during the last several months. The American Stock Exchange rules require a minimum of three independent directors. The Company currently has only one independent director (W. Richard Anderson) that falls within the meaning of independent as set forth in the American Stock Exchange rules. The Company is currently interviewing potential candidates to fill the roles of independent directors and hopes to fill the vacancies soon.

     The Amended and Restated Certificate of Incorporation of the Company, as amended, divides the board of directors into three classes with each class serving a three-year term. At the meeting, one Class I director will be elected for a term of one year, one Class II director will be elected for a term of two years, and one Class III director will be elected for a term of three years. Directors are elected to serve until the annual meeting of stockholders for the year in which their term expires and until their successors have been elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors are elected by plurality vote and cumulative voting is not permitted. All duly submitted and unrevoked proxies will be voted for the nominees for director selected by the board of directors, except where authorization so to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the board of directors. Proxies cannot be voted for a greater number of persons than the number of nominees for the office of director named below.

     The nominees of the board of directors for directors of the Company are named below. Each of the nominees has consented to serve as a director if elected. All the nominees are presently directors of the Company and have served continuously as directors since the date of their first election to the board of directors.

                              THE BOARD OF DIRECTORS RECOMMENDS
      A VOTE "FOR" THE NOMINEES LISTED BELOW (REVISE DIRECTORS/CLASSES AS APPROPRIATE)
                                              ---------------------------------------



Name of                   Year First Elected  Position and Offices with
Nominee              Age       Director              the Company         Class      Term
-------------------  ---  ------------------  -------------------------  -----  ------------

W. Richard Anderson   50                1999  Director                   I      Expires 2004

Jerry L. Winchester   44                1997  Director and Chief         II     Expires 2005
                                              Executive Officer

K. Kirk Krist         45                1997  Chairman of the Board of   III    Expires 2006
                                              Directors


     There are no family relationships between any of the nominees or between any of the nominees and any other directors or executive officer of the Company.

                                OTHER INFORMATION

                             NOMINEES FOR DIRECTORS

     W. Richard Anderson has served as a director since August 1999. Mr. Anderson also serves on the Audit Committee and the Compensation Committee. Mr. Anderson is the President, Chief Financial Officer and a director of Prime Natural Resources, a closely-held exploration and production company. Prior to his employment at Prime, he was employed by Hein & Associates LLP, a certified public accounting firm, where he served as a partner from 1989 to January 1995 and as a managing partner from January 1995 until October 1998.

     Jerry L. Winchester has served as a director since July 1997 and Chief Executive Officer since July 27, 2002. Mr. Winchester formerly served as President and Chief Operating Officer of the Company from November 1, 1998. Before assuming these positions, Mr. Winchester was employed by Halliburton
Energy Services since 1981 in positions of increasing responsibility, most recently as Global Manager - Well Control, Coil Tubing and Special Services.

     K. Kirk Krist has served as a director since the acquisition of IWC Services by the Company on July 29, 1997. On December 4, 2002, Mr. Krist was elected Chairman of the board. Mr. Krist has been a self-employed oil and gas investor and venture capitalist since 1982.

                          COMMITTEES AND BOARD MEETINGS

     As permitted by the Bylaws of the Company, the board of directors has designated from its members a Compensation Committee and an Audit Committee. The Company does not have a standing nominating committee of the board of directors or any other committee that performs a similar function. During 2002, the board of directors held 12 meetings. All directors attended 100% of such meetings held during the period in which such director served. The current committees of the board of directors, the composition and functions thereof and the number of meetings held in 2002 are as set forth below:

     Compensation Committee. During 2002, the Compensation Committee consisted of Messrs. Winchester, Krist, Anderson and Turner. Mr. Winchester resigned from the Compensation Committee effective April 2002, and Mr. Turner resigned from the Compensation Committee effective May 7, 2003. The Compensation Committee did not meet during 2002, as no action from said committee was requested by the board of directors. The Compensation Committee administers the Company's stock option plans, and in this capacity makes all option grants or awards to employees, including executive officers, under the plans. In addition, the Compensation Committee is responsible for making recommendations to the board of directors with respect to the compensation of the Company's chief executive officer and its other executive officers and for establishing compensation and employee benefit policies.

     Audit Committee. In 2002, the members of the Audit Committee were Messrs. Anderson, Dipaolo, Turner and Krist. Messrs. Dipaolo, Turner, and Krist have since resigned from the Audit Committee. Mr. Easley became a member in 2003 and resigned on May 16, 2003. All members of the Audit Committee were "independent" as such term is defined in Section 121(A) of the American Stock Exchange's listing standards at the time the members served on the Audit Committee. During 2002, the Audit Committee met four times. The role of the Audit Committee is to review, with the Company's auditors, the scope of the audit procedures to be applied in the conduct of the annual audit as well as the results of the annual audit. On June 30, 2003, the board or directors adopted an amended and restated written charter for the audit committee, a copy of which is attached hereto as Appendix A.

     During 2002, each director attended at least 75 percent of the total of the board and committee meetings that was obligated to attend.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the board reviews the Company's financial reporting process, the system of internal controls, and the audit process for monitoring compliance with laws and regulations. The board has determined that all of the Audit Committee members are independent, in accordance with the audit committee requirements of the American Stock Exchange.

     We have reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002, with the Company's management. We have also discussed with Mann Frankfort Stein & Lipp CPAs, LLP, the Company's independent auditors for the 2002 fiscal year, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as may be modified or supplemented, and have received the written disclosures and the letter from Mann Frankfort Stein & Lipp CPAs, LLP, required by Independence Standards board Standard No. 1 (Independence Standards board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented. We have also discussed with Mann Frankfort Stein & Lipp CPAs, LLP its independence. Based on the above review and discussions, we recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

                    The Audit Committee presently consists of:

                         W. Richard Anderson

Audit  Fees

     The aggregate fees billed for professional services rendered by Mann Frankfort Stein & Lipp CPAs, LLP for the audit of the Company's annual financial statements for fiscal year 2002 totaled $136,746, which includes $18,849 for two quarterly reviews during 2002.

Financial  Information  Systems  Design  and  Implementation  Fees

     No professional services fees were billed for financial information system design and implementation.

All  Other  Fees

     No other fees were billed for services rendered in year 2002 by Mann Frankfort Stein & Lipp CPAs, LLP, for services other than those covered in the paragraph above headed Audit Fees.

                             EXECUTIVE COMPENSATION

     The Summary Compensation Table below sets forth the cash and non-cash compensation information for the years ended December 31, 2000, 2001 and 2002 for the Chief Executive Officer and the other executive officers whose salary and bonus earned for services rendered to the Company exceeded $100,000 for the most recent fiscal year.


                                                    SUMMARY COMPENSATION TABLE



                                                       Annual Compensation              Long-Term Compensation
                                                 -------------------------------  -----------------------------------
                                                                                            Awards           Payouts
                                                                                  -------------------------  --------
                                                                         Other                  Securities
Name                                                                    Annual    Restricted    Underlying             All Other
And                                                                     Compen-      Stock       Options/      LTIP     Compen-
Principal                                         Salary     Bonus      sation     Award(s)        SARs      Payouts     sation
Position                                   Year    ($)        ($)         ($)         ($)          (#)         ($)        ($)
-----------------------------------------  ----  --------  ----------  ---------  -----------  ------------  --------  ----------

Larry H. Ramming                           2002   185,582                                                                2,263(3)
  Former Chairman,                         2001   314,657              71,162(1)               1,800,000(2)              3,343(3)
  Chief Executive                          2000   295,605  174,402(4)
  Officer and Chief    Financial Officer
-----------------------------------------  ----  --------  ----------  ---------  -----------  ------------  --------  ----------
Jerry Winchester                           2002   257,914                                                                4,086(6)
  Chief Executive                          2001   259,066                                      1,513,000(5)                3,287
  Officer                                  2000   259,480                                                                  3,109
-----------------------------------------  ----  --------  ----------  ---------  -----------  ------------  --------  ----------
Brian Krause (7)                           2002   165,552     15,000                                                     2,598(6)
  President                                2001   172,643                                                                  1,391
                                           2000   153,300                                                                    600
                                           ----  --------                                                              ----------
-----------------------------------------  ----  --------  ----------  ---------  -----------  ------------  --------  ----------

(1)  Additional  compensation  in  connection with modification of Mr. Ramming's employment  agreement.  See  "Employment
     Arrangements"  below  for further detail.
(2)  1,800,000  shares  covered  by  options  are  vested.
(3)  Life  insurance  premium  as  required  by  employment  agreement.
(4)  Represents  the  fair  market  value  of 1,500 shares of Series C Preferred Stock  of  the  Company  and a warrant to purchase
     150,000 shares of common stock  at  $0.75 per share issued for performance during 1999 and 2000. The fair  market  value  was determined to be the face value for each share of Series  C  Preferred  Stock  ($100).  A  Black-Scholes  model  using  the assumptions as set forth in Note I to the Financial Statements included herein was used to determine the fair market  value of the warrants.
(5)  1,450,000  shares  covered  by  options  are  vested.
(6)  Life  insurance  premium  as required by employment agreements and matching contributions  to  401(k)  plan.
(7)  Employment  ended  June  20,  2003.

                                      AGGREGATED OPTION EXERCISES IN 2002
                                          AND 12/31/02 OPTION VALUES


                                              NUMBER OF        WEIGHTED-AVERAGE        NUMBER OF SECURITIES
                                          SECURITIES TO BE     EXERCISE PRICE OF     REMAINING AVAILABLE FOR
                                             ISSUED UPON     OUTSTANDING OPTIONS,     FUTURE ISSUANCE UNDER
                                             EXERCISE OF      WARRANTS AND RIGHTS   EQUITY COMPENSATION PLANS
                                             OUTSTANDING                              (EXCLUDING SECURITIES
                                               OPTIONS                               REFLECTED IN COLUMN (A)
                                          -----------------  ---------------------  --------------------------

Plan Category
                                                        (a)                    (b)                         (c)

  Equity compensation plans approved              5,566,000                   0.69                   5,601,000
     by security holders

  Equity compensation plans not approved
     by security holders                                  -                      -                           -
                                          -----------------  ---------------------  --------------------------
   Total                                          5,566,000                   0.69                   5,601,000


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In the period covered by this report, none of the Company's executive officers served as a board member or member of a Compensation Committee or similar body for another company that had an executive officer serving as a member of the Company's board of directors or Compensation Committee.

     Compensation of Directors. Directors who are employees of the Company do not generally receive a retainer or fees for service on the board or any committees. Directors who are not employees of the Company are entitled to receive a fee of $1,000 for attendance at each meeting of the board or special committee meeting. The directors have waived these fees in the past but my elect to receive such fees at some point in the future. Both employee and non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board or committees and for other reasonable expenses related to the performance of their duties as directors. In addition, pursuant to the 1997 Non-Employee Directors' Stock Option Plan, each non-employee director on the date of his or her election to the board of directors automatically will be granted a stock option to purchase 15,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. The plan also provides for the automatic additional grant to each non-employee director of stock options to purchase 15,000 shares of common stock for each year the non-employee director serves on the board.

     Compensation Committee Reports. The Company's Compensation Committee is comprised of two or more persons appointed from time to time by, and serving at the discretion of, the board of directors. During 2002, the Compensation Committee consisted of Messrs. Winchester, Krist, Anderson and Turner. Mr. Winchester resigned from the Compensation Committee effective April 2002, Mr. Krist resigned from the Compensation Committee effective March 1, 2003, and Mr. Turner resigned from the Compensation Committee effective May 7, 2003. The Compensation Committee, which was chaired by Mr. Krist during 2002, administers the Company's stock option plans, and in this capacity makes all option grants or awards to employees, including executive officers, under the plans. In addition, the Compensation Committee is responsible for making recommendations to the board of directors with respect to the compensation of the Company's Chief Executive Officer and its other executive officers and for establishing compensation and employee benefit policies. During 2002, the Compensation Committee did not hold meetings, as no action from said committee was requested by the board of directors.

     The objectives of the Compensation Committee in determining executive compensation are to retain and reward qualified individuals serving as our executive officers. To achieve these objectives, the Compensation Committee relies primarily on salary, annual bonuses (awardable either in stock or cash) and awards under the Company's various stock option plans. In making its decisions, the Compensation Committee takes into account the conditions within our industry, our income statement and cash flow and the attainment of any designated business objectives. Individual performances are also reviewed, taking into account the individual's responsibilities, experience and potential, his or her period of service and current salary and the individual's compensation level as compared to similar positions at other companies.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for administering the Company's stock option plans, making recommendations to the board of directors with respect to the compensation of the Company's Chief Executive Officer and its other executive officers and for establishing compensation and employee benefit policies, has furnished the following report on executive compensation.

     Determination of Executive Compensation. The objectives of the Compensation Committee in determining executive compensation are to retain and reward qualified individuals serving as our executive officers. To achieve these objectives, the committee relies primarily on salary, annual bonuses (awardable either in stock or cash) and awards under the Company's various stock option plans. In making its decisions, the committee takes into account the conditions within our industry, our income statement and cash flow and the attainment of any designated business objectives. Individual performances are also reviewed, taking into account the individual's responsibilities, experience and potential, his or her period of service and current salary and the individual's compensation level as compared to similar positions at other companies. The committee's evaluation of these considerations is, for the most part, subjective and, to date, it has not established any specific written compensation plans or formulas pursuant to which the executive officers, annual compensation is determined. The Company's executive officers have been compensated to date pursuant to their respective employment agreements.

     Determination of the Chief Executive Officer's Compensation. On July 27, 2002, the Company announced the appointment of Jerry L. Winchester as its new Chief Executive Officer and is compensated as described under "Employment Agreements" below. The Company's former Chief Executive Officer and Chairman, Larry H. Ramming, was compensated pursuant to an employment agreement described under "Compensation Arrangements" below.

     Beginning in 1999 and continuing through 2002, the board of directors initiated efforts to alleviate the Company's liquidity problems and to improve its overall capital structure by endeavoring to restructure the Company's debt and equity positions. The program involved a series of steps designed to raise new operating capital, sell assets of certain subsidiaries, retire and modify the Company's existing senior debt, restructure its subordinated debt and increase its stockholders' equity. The board agreed that the implementation of this program would require additional time, effort and responsibility from the Company's executive officers and its board of directors.

Additionally, the board recognized that, due to the scope of the challenges faced by the Company with its current debt and liquidity problems, and the high probability that the Company might not be successful in its reorganization efforts, the board as a whole, the Chief Executive Officer and the Company's executive management faced increased risk and liabilities in the event of failure. The board of directors instructed the Compensation Committee to review and determine, in light of this program and the increased risks incurred, the most effective means in which to compensate and provide incentives for the board as a whole, the Chief Executive Officer, the Company's executive management and its non-employee outside directors. The Compensation Committee established a bonus plan that awards the non-executive employees a varying percentage of their base salary depending on how the Company performs against certain EBITDA goals and certain revenue goals. Mr. Winchester does not participate in this plan; Mr. Krause, who recently resigned from the Company, received a $15,000 bonus as a result of the Company achieving certain revenue goals.

                The Compensation Committee presently consists of:

                               W. Richard Anderson

                            COMPENSATION ARRANGEMENTS

     Mr. Krist serves as Chairman of the Board of the Company and, in addition to his role as Chairman, serves from time to time as a consultant to the Company. Mr. Krist's consulting agreement, which was effective as of March 1, 2003, provides for an annual compensation of $150,000 and an annual automobile allowance of $12,000 commencing on February 15, 2003. Mr. Krist's agreement continues on a month to month basis until the board of directors determines that Mr. Krist's increased level of service to the Company is no longer required. The board of directors will notify Mr. Krist in writing when that time arrives, at which time the annual compensation of $150,000 shall immediately cease and the employment agreement will terminate.

     In order to compensate Mr. Krist for his increased level of service performed from October 1, 2002 to January 31, 2003, Mr. Krist receives additional compensation at the rate of $7,000 per month for a period of ten months. Since this additional compensation is for services already performed, this compensation shall be paid whether or not the agreement is terminated prior to the expiration of the ten-month period. At this time Mr. Krist is deferring this compensation and will be paid at a later date.

     Mr. Winchester serves as Chief Executive Officer of the Company. Mr. Winchester's employment agreement, which was effective as of November 1, 1998, provides for an annual salary of $250,000 and an annual automobile allowance of $12,000. In addition, Mr. Winchester was granted an option to purchase up to 1,000,000 shares of common stock of the Company at a per share price of $1.91 (85% of the last bid price of such common stock on the American Stock Exchange on the date immediately preceding the contract effectiveness date). 200,000 of such options vested upon execution of this contract. The balance vests at the rate of 200,000 options per year at the anniversary date, conditioned upon continued employment at the time of each vesting. These options were voluntarily surrendered on two occasions and were reissued in October 2001 as an option for 1,080,000 shares of common stock at an exercise price of $0.55 per share.

     Mr. Ramming, the Company's former Chairman and Chief Executive Officer, was actively involved in a number of independent business activities and through such date did not devote his full time to the affairs of the Company prior to 1998. Effective January 1, 1998, Mr. Ramming agreed to prospectively curtail all material outside business activities and under this interim employment arrangement, his annual salary was increased to $275,000. A five-year contract, effective April 1, 1999, was entered into with Mr. Ramming, which provided for an annual salary of $300,000 and an annual automobile allowance of $18,000. In August 1999, as a result of the Company's financial condition, Mr. Ramming voluntarily agreed to a deferral of payment of 25% of his monthly salary and vehicle allowance. Such deferral continued though May 2000. In connection with the employment contract entered in 1999, Mr. Ramming was granted an option to purchase up to 750,000 shares of the Company's common stock at a per share price of $1.55 (85% of the last bid price of such common stock on the American Stock Exchange on the date immediately preceding the contract effectiveness date). The options vested ratably over five years at the anniversary date of the employment contract, conditioned upon continued employment at the time of each vesting and subject to immediate vesting based upon change of control which occurred. These options were voluntarily surrendered on two occasions and were reissued in October 2001 as an option for 900,000 shares of common stock at an exercise price of $0.55 per share. On June 27, 2002, Mr. Ramming elected to resign to pursue other interests. Mr. Ramming's contract was voided on that date and Mr. Ramming received certain claims that the Company believed to be of no value to the Company.

                            COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not generally receive a retainer or fees for service on the board or any committees. Directors who are not employees of the Company are entitled to receive a fee of $1,000 for attendance at each meeting of the board or special committee meeting. The directors have waived these fees in the past but may elect to receive such fees at some point in the future. Both employee and non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board or committees and for other reasonable expenses related to the performance of their duties as directors.

     1997 Outside Directors' Option Plan. On November 12, 1997, the board of directors of the Company adopted the 1997 Outside Directors' Option Plan (the "Directors' Plan") and the Company's stockholders approved such plan on December 8, 1997. The Directors' Plan provides for the issuance each year of an option to purchase 15,000 shares of Common Stock to each member of the board of directors who is not an employee of the Company. The purpose of the Directors' Plan is to encourage the continued service of outside directors and to provide them with additional incentive to assist the Company in achieving its growth objectives. Options may be exercised over a five-year period with the initial right to exercise starting one year from the date of the grant, provided the director has not resigned or been removed for cause by the board of directors prior to such date. After one year from the date of the grant, options outstanding under the Directors' Plan may be exercised regardless of whether the individual continues to serve as a director. Options granted under the Directors' Plan are not transferable except by will or by operation of law. Options to purchase 192,000 shares of Common Stock have been granted under the Directors' Plan at an exercise price of $0.75 per share.

          The following graph compares the Company's total stockholder return on its common stock for the years ended December 31, 1998, 1999, 2000, 2001 and 2002 with the Standard & Poors' 500 Stock Index and the Standard & Poors' Energy Composite Index over the same period.

                               [GRAPHIC  OMITTED]

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth, as of July 3, 2003, information regarding the ownership of Common Stock of the Company owned by (i) each person (or "group" within the meaning of Section 13(d)(3) of the Security Exchange Act of
1934) known by the Company to own beneficially more than 5% of the Common Stock;
(ii) each director of the Company, (iii) each of the named executive officers and (iv) all executive officers and directors of the Company as a group.



NAME AND ADDRESS OF                                 AMOUNT AND
BENEFICIAL OWNER(1)                                 NATURE OF     PERCENT OF CLASS
                                                    BENEFICIAL
                                                    OWNERSHIP
------------------------------------------------  --------------  -----------------

Jerry L. Winchester                                   86,467 (2)                 *
K. Kirk Krist                                        402,800 (3)                 *
W. Richard Anderson                                  241,762 (4)                 *
Specialty Finance Fund I, L.L.C.                   2,160,057 (5)               2.1%
Prudential Insurance Company of America           25,978,392 (6)              23.7%
All executive officers and directors as a group
   (three persons)                                      831,029                *  %

__________

     *     less  than  1%

     (1) Unless otherwise noted, the business address for purposes hereof for each person listed is 11615 N. Houston Rosslyn, Houston, Texas 77086. Beneficial owners have sole voting and investment power with respect to the shares unless otherwise noted.

     (2) Includes warrants and/or options to purchase 61,301 shares of common stock.

     (3) Includes warrants and/or options to purchase 81,762 shares of common stock.

     (4) Includes warrants and/or options to purchase 231,762 shares of common stock.

     (5) Includes warrants to purchase 1,988,898 shares of common stock and preferred stock convertible into 171,159 shares of common stock.

     (6) Includes 15,900,000 shares of common stock, warrants to purchase 9,874,093 shares of common stock and preferred stock convertible into 204,299 of common stock.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors to file reports of ownership and changes in ownership of Company common stock with the Securities and Exchange Commission and the American Stock Exchange. Based upon a review of the Forms 3, 4, and 5 presented to it, the Company believes that the following reports were not filed on a timely basis:

     Mr. Winchester failed to file a Form 4 in a timely manner reporting the exercising of 1,080,000 options to purchase shares of common stock at $0.55 per share, which resulted in the issuance of 861,429 shares of common stock after withholding 218,571 shares due to the cashless exercise of the option. These shares were issued in connection with his employment. Mr. Winchester also exercised options to purchase an aggregate of 21,214 shares of common stock at $0.75 per share issued in connection with an outside directors plan, and 96,429 shares of common stock at $0.75 per share issued in connection with his employment resulting in a gifting of 979,072 shares of common stock

     Mr. Anderson failed to file a Form 4 in a timely manner reporting the conversion of Series C convertible preferred stock at $0.75 per share into 130,800 shares of common stock, exercising of an option to purchase an aggregate of 21,214 shares of common stock at $0.75 per share issued in connection with an outside directors plan resulting in a gifting of 130,800 shares of common stock.

     Mr. Krist failed to file a Form 4 in a timely manner reporting the conversion of Series C convertible preferred stock at $0.75 per share into 120,133 shares of common stock, exercising of an option to purchase an aggregate of 63,000 shares of common stock at $0.75 per share issued in connection with an outside directors plan resulting in a gifting of 160,633 shares of common stock.

     Mr. Krause failed to file a Form 4 in a timely manner reporting the sale of 115,714 shares of common stock issued pursuant to the Company's incentive plans. Mr. Krause failed to file a Form 4 in a timely manner on the sale and subsequent purchase of 100,000 shares of common stock.

             PROPOSAL II: AMENDMENT TO CERTIFICATE OF INCORPORATION
                  EFFECTING A ONE-FOR-FOUR REVERSE STOCK SPLIT
                          OF THE COMPANY'S COMMON STOCK

THE BOARD OF DIRECTORS BELIEVES THE ADOPTION OF THE PROPOSED AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

     The Company's board of directors has unanimously adopted a resolution approving, and recommending to the Company's stockholders for their approval, a proposal to amend the Company's Certificate of Incorporation to effect a one-for-four reverse stock split of the Company's outstanding shares of common stock. If the reverse stock split is approved by our stockholders and implemented, each four shares of the Company's common stock outstanding (including treasury stock) on the effective date of the reverse stock split will be automatically changed into and become one share of the Company's new common stock. Any resulting fractional share amounts would be paid in cash.

     The reverse stock split will not change the current per share par value of the Company's common stock or change the current number of authorized shares of common stock. If approved, the effective date of the reverse stock split will be selected by the board of directors as soon as practicable following the annual meeting.

REASONS FOR THE REVERSE STOCK SPLIT

     At meetings held during June 2003, the board reviewed the Company's current business and financial performance of the Company's common stock. The board determined that a reverse stock split was desirable in order to achieve the following benefits, each of which is described below in more detail:

     - provide the Company with additional shares of common stock to be used to restructure its obligations for the long-term best interests of its stockholders;

     - encourage greater investor interest in the Company's common stock by making the stock price more attractive to the many investors, particularly institutional investors, who refrain from investing in stocks that trade below $5.00 per share; and

     - reduce trading fees and commissions incurred by shareholders, since these costs are based to a significant extent on the number of shares traded.

     PROVIDE THE COMPANY WITH ADDITIONAL SHARES OF COMMON STOCK TO BE USED TO RESTRUCTURE ITS BUSINESS FOR THE LONG-TERM BEST INTERESTS OF STOCKHOLDERS. Approval of this proposal would permit the board of directors to amend the Company's Certificate of Incorporation and implement a reverse stock split of the Company's outstanding shares of common stock in the ratio of four to one, which would reduce the number of outstanding shares of common stock (as well as affecting the amount and exercise price of shares underlying any securities that are convertible into common stock) on a pro-rata basis, would affect all stockholders proportionately and would, therefore, increase the amount of common stock available for future issuance. The shares of common stock outstanding after the reverse stock split will have identical rights and privileges as the shares of common stock currently outstanding.

     The reverse stock split would affect all issued and outstanding shares of common stock and outstanding rights to acquire common stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of common stock issued and outstanding based on the reverse stock split ratio. As of July 3, 2003, the Company had 125 million shares of authorized common stock and approximately 99.7 million shares of common stock issued and outstanding, and approximately 27.4 million shares reserved for issuance upon the exercise of securities convertible into common stock. The Company will continue to have five million authorized shares of preferred stock. Authorized but unissued shares will be available for issuance, and the Company may issue such shares in the future.

     In the past, the Company has maintained its operations through the issuance of equity and convertible securities. Although the Company currently does not have any definitive plans for the issuance of a substantial number of shares, the Company continues to seek additional financing. If the Company is successful in arranging additional equity-related financing and issues additional shares of common stock, the ownership interest of the common stockholders will continue to be diluted (see "Certain Risks Associated with the Reverse Split" below).

     After the reverse stock split, the Company will have a substantial number of shares of common stock available for future issuance. Following the reverse stock split, of the 125 million authorized shares of common stock, less than
31.8 million will be issued or reserved. The board considers it advisable to have authorized but unissued shares of common stock available to (i) allow the Company to act promptly with respect to possible future acquisitions or financing, including as an alternative to an unsolicited business combination opposed by the board; (ii) to allow issuances under the Company's employee benefit plans; and (iii) for other corporate purposes approved by the board. Having additional authorized shares of common stock available for issuance will allow the board, without any additional stockholder approval, to issue a substantial amount of shares, which may exceed the current issued and reserved shares. The additional shares available following the reverse stock split would give the Company greater flexibility and allow shares of Common Stock to be issued without the expense or delay of a stockholders' meeting. The board believes that the benefits of providing it with the flexibility to issue shares without delay for any proper business purpose, outweigh the possible disadvantages of dilution and discouraging unsolicited business combination proposals, and that it is prudent and in the best interests of stockholders to provide the advantage of greater flexibility which will result from this amendment.

     ENCOURAGE GREATER INVESTOR INTEREST IN THE COMPANY'S COMMON STOCK. The board of directors believes that the reverse stock split will encourage greater interest in the Company's common stock by the investment community. The board of directors believes that the current market price of the Company's common stock may impair its acceptability to institutional investors, professional investors and other members of the investing public. Many institutional and other investors look upon stock trading at low prices as unduly speculative in nature and, as a matter of policy, avoid investing in such stocks. Further, various brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. If effected, the reverse stock split would reduce the number of outstanding shares of the Company's common stock and increase the trading price of the Company's common stock. The board of directors believes that raising the trading price of the Company's common stock will increase the attractiveness of the Company's common stock to the investment community and possibly promote greater liquidity for the Company's existing stockholders.

     REDUCE TRADING FEES AND COMMISSIONS INCURRED BY SHAREHOLDERS. Because broker commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Company's common stock, in the absence of the reverse stock split, may continue to result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price was substantially higher. This factor may further limit the willingness of institutions to purchase the Company's common stock at its current market price.

CERTAIN RISK FACTORS ASSOCIATED WITH THE REVERSE STOCK SPLIT

     The Company's board of directors also took into consideration a number of negative factors associated with reverse stock splits, including: the negative perception of reverse stock splits held by many investors, analysts and other stock market participants; the fact that the stock price of some companies that have recently effected reverse stock splits has subsequently declined back to pre-reverse split levels; the fact that having a greater number of outstanding shares aids employee retention and recruitment by allowing a company to offer option grants for a larger absolute number of shares; and the costs associated with holding the meeting of stockholders and implementing the reverse stock split. The board, however, determined that these negative factors were outweighed by the intended benefits described above.

     There can be no assurance that the reverse stock split will result in the benefits described above. Specifically, there can be no assurance that the market price of the Company's common stock immediately after the effective date of the proposed reverse stock split would be maintained for any period of time or that such market price would approximate four times the market price of the Company's common stock before the reverse stock split. Accordingly, the total market capitalization of the Company's common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split.

     There can also be no assurance that the reverse stock split will not further adversely impact the market price of the Company's common stock. If the reverse stock split is effected and the market price of the Company's common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. In addition, it is possible that the liquidity of the Company's common stock will be adversely affected by the reduced number of shares outstanding after the reverse stock split.

IMPLEMENTATION AND EFFECTS OF THE REVERSE STOCK SPLIT

     If the stockholders approve the reverse stock split at the meeting and the reverse stock split is implemented, the first paragraph of Article IV of the Company's Amended and Restated Certificate of Incorporation will be amended by filing a Certificate of Amendment which adds the following new first paragraph to Article IV:

     "(a) That, effective as of 5:00 p.m., Eastern time, on the filing date of this Certificate of Amendment of this Certificate of Incorporation (the "Effective Time"), a one-for-four reverse stock split of the Corporation's common stock shall become effective, pursuant to which each four shares of common stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of common stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of common stock from and after the Effective Time. No fractional shares of common stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the common stock as determined by the board of directors of the Corporation."

     As a result of the reverse stock split, each four shares of the Company's common stock (including treasury stock) outstanding on the effective date of the reverse stock split (the "old common stock") will be automatically changed into and become one share of the Company's common stock (the "new common stock").

     The Company will not issue fractional shares in connection with the reverse stock split. Any stockholder who otherwise would be entitled to receive fractional shares because the number of shares of common stock they hold is not evenly divisible by four will be entitled, upon surrender to the Company's transfer agent of certificates representing such shares, to cash payments
(without interest) in lieu of the fractional shares to which the stockholder would otherwise be entitled. The amount of cash to be paid in lieu of issuing fractional shares of common stock will be based on the average of the high and low trading prices of the Company's common stock on the American Stock Exchange during regular trading hours during the five trading days immediately preceding the effective date of the reverse stock split. The board has determined that such average represents the fair market value of the common stock as of the effective date. Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.

     The old common stock is currently registered under the Securities Exchange Act of 1934, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of the Company's common stock under the Exchange Act or the listing of the Company's common stock on the American Stock Exchange. Following the reverse stock split, the Company's common stock will continue to be registered under the Exchange Act and will continue to be listed on the American Stock Exchange under the symbol "WEL", subject to the Company's continued satisfaction of the American Stock Exchange listing requirements.

     Proportionate voting rights and other rights of the holders of the Company's common stock will not be affected by the reverse stock split, other than as a result of the elimination of fractional shares. For example, a holder of 2.0% of the voting power of the outstanding shares of old common stock immediately prior to the effective date of the reverse stock split will continue to hold approximately 2.0% of the voting power of the outstanding shares of new common stock after the reverse stock split.

     The number of authorized shares of the Company's common stock, which currently is 125,000,000, will not be reduced as a result of the reverse stock split. Consequently, the number of authorized but unissued shares of common stock will increase as a result of the reverse stock split. The issuance of such authorized but unissued shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of outstanding common stock. Although not a factor in the decision of the board of directors to propose the reverse stock split, the increased number of authorized and unissued shares of common stock could be used by the board of directors as an anti-takeover defense. The board's decision to adopt and recommend the reverse stock split was not in response to, a component of, or in contemplation of, any transaction involving a change of control.

     The par value of the Company's common stock will remain at $0.00001 per share following the reverse stock split. Consequently, the aggregate par value of the issued common stock will be reduced. The rights and privileges of the holders of shares of common stock will be unaffected by the reverse stock split.

     If approved, the reverse stock split may result in some stockholders owning "odd lots" of less than 100 shares of new common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

     As of July 3, 2003, the Company had approximately 99.7 million shares of common stock issued and outstanding and another 27.4 million shares of common stock reserved for issuance upon the exercise of warrants and options and the conversion of preferred stock. If the reverse stock split is approved and implemented, the Company would have approximately 24.9 million shares of common stock issued and outstanding and another 6.9 million shares of common stock reserved for issuance upon the exercise of warrants and options and the conversion of preferred stock. The actual number of shares outstanding after the reverse split will be less than the number determined by dividing the number of outstanding shares prior to the reverse split by four due to the cash out of fractional shares.

     Notwithstanding the receipt of stockholder approval for the reverse stock split, the board of directors retains the authority, at any time prior to the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, to abandon the proposed Certificate of Amendment and not effect the reverse stock split.

     If the stockholders approve the reverse stock split at the meeting, unless the board elects to abandon the reverse stock split, the reverse stock split will become effective on the date the Certificate of Amendment is filed with the Secretary of State of the State of Delaware, which date will be as soon as practicable following the annual meeting.

     Under Delaware law, stockholders are not entitled to dissenter's rights with respect to the reverse stock split.

EXCHANGE  OF  STOCK  CERTIFICATES  FOLLOWING IMPLEMENTATION OF THE REVERSE STOCK
SPLIT

     If the reverse stock split is approved and implemented, stockholders will be required to exchange their stock certificates representing old common stock for new certificates representing new common stock. Stockholders who hold their shares in brokerage accounts or "street name" will not be required to take any further actions to effect the exchange of their certificates. Stockholders of record on the effective date of the reverse stock split will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by American Stock Transfer and Trust Company, the Company's transfer agent. Stockholders will not have to pay a transfer fee or other fee in connection with the exchange of certificates. As soon as practicable after the effective date, the transfer agent will send a letter of transmittal to each stockholder advising of the procedure for surrendering certificates representing shares of old common stock in exchange for new certificates representing ownership of new common stock.

YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM THE TRANSFER AGENT.

     As soon as practicable after the surrender to the transfer agent of any certificate which represents shares of old common stock, together with a duly executed letter of transmittal and any other documents the transfer agent may require you to provide, the transfer agent shall deliver to the person in whose name the certificate for old common stock had been issued certificates registered in the name of such person representing the appropriate number of shares of new common stock. Each certificate representing shares of new common stock will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of old common stock held prior to the reverse stock split.

     Any certificate held by you prior to the reverse stock split which represented shares of old common stock shall be deemed at and after the effective date of the reverse stock split to represent the number of full shares of new common stock and the right to receive cash for the fair value of any fractional shares. Until you have surrendered your stock certificates for exchange, you will not be entitled to receive any dividends or other distributions that may be declared and payable by the Company to holders of record of common stock.

     If your certificate for old common stock has been lost, destroyed or stolen, you will be entitled to receive a certificate representing the shares of new common stock into which your shares of old common stock are to be converted upon compliance with the Company or the transfer agent's procedures for issuing replacement certificates when original certificates are lost, stolen or destroyed.

FEDERAL  INCOME  TAX  CONSEQUENCES

     The following description of the material federal income tax consequences of the reverse stock split is based upon the Internal Revenue Code, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices all as in effect on the date of this proxy statement. Changes to these laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue

Service regarding the federal income tax consequences of the reverse stock split. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (for example, non-resident aliens, broker-dealers or insurance companies) and does not discuss the tax consequences under the laws of any foreign, state or local jurisdictions. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

     In general, the federal income tax consequences of the proposed reverse stock split will vary among stockholders depending upon whether they receive cash for their fractional shares or solely new common stock in exchange for old common stock. The Company believes that because the reverse stock split is not part of a plan to increase periodically a stockholder's proportionate interest in the Company's assets or earnings and profits, the reverse stock split will likely have the following federal income tax effects:

     - A stockholder who receives solely new common stock will not recognize gain or loss on the exchange. In the aggregate, such a stockholder's basis in the new common stock will equal the stockholder's basis in the old common stock.

     - A stockholder who receives cash in lieu of a fractional share as a result of the reverse stock split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Internal Revenue Code, which distribution will be taxed as either a dividend or exchange to each stockholder, depending on that stockholder's particular facts and circumstances. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. In the aggregate, such a stockholder's basis in the new common stock will equal the stockholder's basis in the old common stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash.

     - The Company will not recognize any gain or loss as a result of the reverse stock split.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Based upon a review of the Company's internal records from March 31, 2003 to the date of this Proxy Statement, there have not been any transactions and there are currently no proposed transactions between the Company and any executive officer, director, 5% beneficial owner of the Company's common stock, or member of the immediate family of the foregoing persons in which one of the foregoing individuals or entities had a direct or indirect material interest.

                              STOCKHOLDER PROPOSALS

     Stockholders who wish to present proposals for action at the 2004 Annual Meeting of Stockholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this proxy statement. Proposals must be received by the Company no later than April 15, 2004 for inclusion in next year's proxy statement and proxy card.

                              INDEPENDENT AUDITORS

     The board of directors has retained the firm of Mann Frankfort Stein & Lipp CPAs, LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2002. Mann Frankfort Stein & Lipp CPAs has served as the Company's accountants since August 12, 2002. Prior to that time, the Company retained Arthur Andersen LLP as its independent auditors, and Arthur Andersen LLP has since ceased operations. It is expected that a member of Mann Frankfort Stein & Lipp CPAs, LLP will be present at the meeting with the opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

                                  ANNUAL REPORT

     The Company has provided without charge to each person whose proxy is solicited hereby a copy of the 2002 Annual Report of the Company, which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (including the consolidated financial statements) filed with the SEC. Additional copies of the Annual Report may be obtained without charge upon written request to Gross Capital, Inc., 15322 Caravel Drive, Corpus Christi, Texas 78418, Attention: Barry Gross.

                                  HOUSEHOLDING

     The SEC allows us to deliver a single proxy statement and annual report to an address shared by two or more of our shareholders. This delivery method, referred to as "householding," can result in significant cost savings for the Company. In order to take advantage of this opportunity, the Company and banks and brokerage firms that hold your shares have delivered only one proxy statement and annual report to multiple shareholders who share an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to the Gross Capital, Inc., 15322 Caravel Drive, Corpus Christi, Texas 78418, Attention: Barry Gross. You may also obtain a copy of the proxy statement and annual report from the SEC's website at www.sec.gov. Shareholders sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting Gross Company, Inc. in the same manner. If you are a beneficial owner, but not the record holder, of the Company's shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders ant the shared address in the future.

                                  OTHER MATTERS

     The board of directors does not intend to present any other matters at the meeting and knows of no other matters that will be presented; however, if any other matter properly comes before the meeting, the persons named in the enclosed proxy intend to vote thereon according to their best judgment.

                                        By Order of the Board of Directors


                                        /s/ Brian Keith
                                        ----------------------------------
                                        Brian Keith, Corporate Secretary

                                                                      APPENDIX A


                  AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                                    CHARTER

I.   PURPOSE

This Charter ("Charter") shall govern the operations of the Audit Committee ("Committee") of the board of directors ("Board") of Boots & Coots International Well Control, Inc., a Delaware corporation ("Corporation"). The purpose of the Charter is to assist and direct the Board in fulfilling its oversight responsibilities relating to: (a) the integrity of the Corporation's financial statements and reports provided by the Corporation to the government or to the public; (b) the Corporation's systems of internal controls regarding finance, accounting, and the Corporation's auditing, accounting and financial reporting processes generally; (c) the internal audit function; (d) the retention and termination of the independent auditors; (e) the annual independent audit of the Corporation's financial statements; (f) the independent auditors' qualifications and independence; (g) conflicts of interests of the Corporation's directors and executive officers and the disclosure of any waivers of such conflicts; and (h) the compliance and ethics programs established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. Consistent with these purposes, the Committee shall encourage continuous improvement of, and shall foster adherence to, the Corporation's policies, procedures and practices at all levels.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Corporation and, for this purpose, to retain on behalf of the Committee outside counsel or other experts.

II.  COMPOSITION

The Committee shall be comprised of three or more Directors. Except as provided below, each member of the Committee shall be independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of that person's independent judgment as a member of the Committee, and each member of the Committee shall meet all requirements for independence promulgated by the American Stock Exchange, the requirements of the Sarbanes-Oxley Act of 2002, and other applicable laws, regulations and rules, as applicable to the Corporation. Notwithstanding the foregoing, one member of the Committee may be a person that does not meet the independence requirements of the American Stock Exchange provided that the Board determines it to be in the best interests of the Corporation and its shareholders that such person serve on the Committee, and the Board discloses the reasons for the determination in the Corporation's next annual proxy statement.

Each member of the Committee shall be able to read and understand fundamental financial statements, and at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background that results in that member's financial sophistication.

Members of the Committee shall be elected by the Board at the annual meeting of the Board to serve until their successors are duly elected and qualified. If a member is unable to serve a full term, the Board shall select a replacement. Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chairman by majority vote of the full Committee.

III. MEETINGS

The Committee shall meet at least four times annually, and more frequently as circumstances dictate. The Committee, or its Chairman, shall communicate each quarter with the independent auditors and management to review the Corporation's interim financial statements in accordance with Section V.2., below. The Committee shall meet at least annually with management and the independent auditors in accordance with Section V.3., below. Such meetings and communications shall be, either in person or by conference telephone call, and shall be separate or together, at the discretion of the Committee.

IV.  ACCOUNTABILITY

The independent auditors shall be ultimately accountable to the Board and the Committee, as representatives of the Corporation's shareholders. The Committee shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors.

V.   RESPONSIBILITIES

The responsibility of the Committee shall be to oversee the Corporation's financial reporting process on behalf of the Board and to report the results of such oversight activities to the Board and to the shareholders of the Corporation. The responsibility of management is to prepare the Corporation's financial statements. The responsibility of the independent auditors is to audit those financial statements. To fulfill its responsibilities the Committee shall:

DOCUMENTS/REPORTS  REVIEW

     1. Review and reassess the adequacy of this Charter, at least annually, as conditions dictate.

     2. Prior to filing, review each Form 10-Q Quarterly Report for the Corporation with management and the independent auditors, in accordance with Statement on Auditing Standards No. 71 ("SAS No. 71"), and considering Statement on Auditing Standards No. 61 ("SAS No. 61"), as amended by SAS 90, as it relates to interim financial information.

     3. Prior to filing, review and discuss the audited financial statements of the Corporation with management and the independent auditors, with specific attention to those matters required to be discussed by SAS No. 61, as amended by SAS 90.

     4.   Receive  that  formal  written  statement  required  by  Independence
          Standards Board Standard No. 1 ("ISB Standard No. 1") from the independent auditors and discuss with them that statement and their independence from management and the Corporation.

     5. Based on the review and discussions set forth above, determine whether to recommend to the Board that the audited financial statements of the Corporation be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     6. Ascertain whether the members of the Committee continue to be independent (as heretofore defined) with respect to management and the Corporation.

     7. Review as received the regular internal reports to management prepared by the financial staff and discuss them with management as necessary.

     8. Review the appointment and replacement of the senior internal audit executive.

INTERNAL  AUDIT  FUNCTION

     9. Review the internal auditor's responsibilities and ensure unrestricted access by internal auditors to relevant records, personnel and physical properties.

     10. Ensure the internal auditor function is structures so that it achieves organizational independence and permits full and unrestricted access to the Committee, management and the Board

     11. Meet separately with the internal auditors, with and without management present, to discuss the results of the internal auditors' examination.

INDEPENDENT  AUDITORS

     12. Provide a clear understanding to management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee.

     13. Retain the ultimate authority and responsibility to retain, evaluate, and, where appropriate, replace the independent auditors, and to review and recommend annually to the Board the selection of the Corporation's independent auditors.

     14. Prior to commencement of work on the annual audit by the independent auditors, discuss with them the overall scope and plan for their audit, including the adequacy of staffing and compensation.

     15. Discuss with management and the independent auditors the adequacy and effectiveness of the Corporation's accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs.

     16. Meet separately with the independent auditors, with and without management present to review the results of the independent auditors' examinations.

     17. Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditors, subject to the de minimis exception for non-audit services described in the Securities Exchange Act of 1934, as amended, which are approved by the Committee prior to the completion of the audit.

FINANCIAL  REPORTING  PROCESSES

     18. Review and discuss with the independent auditors their evaluation of the Corporation's financial reporting processes, both internal and external.

     19. Review and discuss with the independent auditors' their judgment about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

     20. Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.


PROCESS  IMPROVEMENT

     21. Review and discuss with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been or can be implemented.

LEGAL  MATTERS

     22. Review, with the Corporation's counsel (a) legal compliance matters and (b) other legal matters that could have an impact on the Corporation's financial statements.

COMPLIANCE  OVERSIGHT  RESPONSIBILITIES

     23. Obtain from the independent auditor assurance that the firm has not detected or otherwise become aware of information indicating that an illegal act has or may have occurred.

     24. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

     25. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     26. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

MISCELLANEOUS

     27.  Make  regular  reports  to  the  Board.

     28. Review and reassess annually the performance of the Committee and the adequacy of this Charter, and recommend any proposed changes to the Board for approval.

     29. Establish subcommittees and delegate authority to such subcommittees if the Committee determines it is desirable to accomplish the duties and responsibilities of the Committee.

It is recognized that the members of the Committee are not full-time employees of the Corporation and they do not represent themselves to be accountants or auditors on behalf of the Corporation. It is not the Committee's duty to plan or conduct audits or to determine if the Corporation's financial statements are prepared accurately and in accordance with generally accepted accounting principle. These duties are the responsibility of management and the independent auditors, who are ultimately accountable to the Committee. It is not the Committee's responsibility to independently verify information presented to it, unless special circumstances require independent verification. The statement of the Committee's Responsibilities set forth above are in all respects qualified by this limitation.

The Committee may, without further action of the Board of Directors, retain for its own account and service any external advisors, attorneys, consultants, and accountants (collectively, "Advisors") it deems necessary to carry out the Committee's purposes. The Company will adequately fund the costs and expenses of these Advisors under arrangements that assure the independence of those Advisors and their loyalty to the Committee.

                                  [Proxy Card]

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS-AUGUST 19, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     I have received the Notice of Annual Meeting of Stockholders to be held on Tuesday, August 19, 2003 (the "Annual Meeting"), and a Proxy Statement furnished by the Board of Directors of Boots & Coots International Well Control, Inc. (the "Company") for the Annual Meeting. I appoint Jerry L. Winchester and K. Kirk Krist, and each of them, as proxies with power of substitution in each, to represent me and to vote all the shares of common stock of the Company that I am entitled to vote at the Annual Meeting on August 19, 2003 in the manner shown on this form as to the following matters and in their discretion on any other matters that come before the meeting.

--------------------------------------------------------------------------------
     The Company's Board of Directors recommends a vote FOR proposal 1 and FOR proposal 2.
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1.   Election  of  one  Class  I  director  for a term of one year, one Class II director for a term of two years, and one Class III director to serve for a term of three years or until their successors are duly elected and qualified or until their earlier death, resignation or removal.

     FOR  the  nominees                  WITHHOLD  AUTHORITY
        listed  below                   for all nominees below
                                            ---
           [   ]                                 [   ]

     Nominees:  Class  I  Director-W.  Richard  Anderson
                Class  II  Director-Jerry  L.  Winchester
                Class  III  Director-K.  Kirk  Krist

     (INSTRUCTION: To withhold authority to vote for one or more of the nominee(s), write the nominee(s) name for which you wish to withhold authority to vote for in the space provided below entitled "Exceptions.")

Exceptions:
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2.   Proposal  to  approve  an  amendment  to the Company's Amended and Restated
     Certificate of Incorporation to effect a one-for-four reverse split of the Company's common stock.

     FOR   [  ]     AGAINST   [  ]     ABSTAIN   [  ]


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


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                            [Reverse of Proxy Card]

THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. IF THIS PROXY IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO SUCH DIRECTION IS INDICATED ON THE REVERSE SIDE, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH PROPOSAL.

                         I hereby revoke any proxy or proxies previously given to represent or vote the shares of common stock of the Company that I am entitled to vote, and I ratify and confirm all actions that the proxies, their substitutes, or any of them, may lawfully take in accordance with the terms of this proxy card.


                              Dated:                         ,  2003
                                    -------------------------


                                    ------------------------------------------
                                         Signature(s) of Stockholder(s)


                         Please sign this proxy as your name(s) appears above. Joint owners should both sign. If signed as attorney, executor, guardian or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

                         Please complete, date and sign this proxy and return it promptly in the enclosed envelope, which requires no postage IF MAILED IN THE UNITED STATES.


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